RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 12th of October, 2017, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the “Company”) acting through its Administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”), on its own behalf and on behalf of each separate account of the Company set forth in Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as a “Separate Account”), Virtus Fund Services, LLC (hereinafter the “Transfer Agent”), a Delaware limited liability company, as the transfer agent of the Virtus Mutual Funds,, open-end diversified management investment companies organized under the laws of Delaware (each hereinafter the “Fund”) and VP Distributors, LLC, a Delaware limited liability company (hereinafter the “Underwriter”).

WITNESSETH:

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the “Portfolios”); and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Company issues certain group variable annuity contracts and variable funding agreements (the “Contracts”) in connection with retirement plans (“Plans”) intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, on January 1, 2013, MassMutual acquired the Company’s Retirement Plans Group business (the “RPG Business”); and

WHEREAS, in connection with the acquisition, the Company and MassMutual entered into a Reinsurance Agreement and an Administrative Services Agreement, each dated January 1, 2013, relating to the RPG Business associated with and including the Contracts, Separate Accounts, and the Company’s servicing agreements with the Plans; and

WHEREAS, Pursuant to said Administrative Services Agreement dated January 1, 2013, the Company appointed MassMutual to act as its exclusive agent and in its name as attorney-in-fact with respect to all matters required, necessary or appropriate to administer such RPG Business and to perform any and all of the Company’s obligations with respect to such RPG Business; and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Transfer Agent is the transfer agent of the Portfolios of the Fund and is duly registered as a transfer agent under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”); and

Rev. 7/14

WHEREAS, the Underwriter is the principal underwriter for the Fund and is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the “SEC”) under the 1934 Act, and is a member in good standing of the Financial Industry Regulatory Authority (hereinafter “FINRA’’); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios set forth in Schedule A on behalf of each corresponding Separate Account set forth on such Schedule A to fund the Contracts and the Underwriter is authorized to sell  such shares  the Separate Accounts at  net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Transfer Agent and the Underwriter agree as follows:

ARTICLE I. Purchase and Redemption of Fund Shares.

1.1                                    The Underwriter agrees to sell to the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, and to redeem for cash those shares of the Portfolios for which the Company submits redemption orders on behalf of any Separate Account, such orders to be processed by the Company and the Transfer Agent in accordance with the terms of this Agreement. The Company understands and agrees that all purchase orders and applications are subject to acceptance or rejection by the Underwriter or the Transfer Agent in their sole discretion and are effective only upon confirmation by the Underwriter or the Transfer Agent. The Company further understands and agrees that the Underwriter’s obligations under this Agreement are subject to all the provisions of the respective underwriting/distribution agreement entered into between the Underwriter and the Fund. The Company further understands and agrees that it is acting in the capacity of an independent contractor, and the Underwriter, the Transfer Agent and the Fund are in no way responsible for the manner of the Company’s performance or for any of the Company’s acts or omissions in connection therewith.

1.2                                    The Transfer Agent agrees to accept purchase orders for shares of the Portfolios from the Company on behalf of any Separate Account, executing such orders on a  daily basis at the net asset value next computed after receipt and acceptance  by the  Transfer  Agent or  its designee  of such order. For purposes of this Section, the Company shall be the designee of the Transfer Agent for receipt of such    orders from each Separate Account. Receipt by such designee shall constitute receipt by the Transfer  Agent; provided that the Transfer Agent or the Underwriter receives notice of such order via the National Securities Clearing Corporation (the “NSCC”) by 7:00 a.m. Eastern Time on the next following Business Day. The Transfer Agent will receive all orders to purchase Portfolio shares using the NSCC’s Defined Contribution Clearance & Settlement (“DCC&S”) platform. The Transfer Agent will also provide the Company  with  account  positions  and  activity data  using the NSCC’s  Networking  platform.    The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this section using the NSCC’s Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Fund’s designated Settling Bank to the NSCC.  “Business Day” shall mean any day  on which the New York Stock Exchange  is open for trading and on which  the  Fund calculates  it net asset value pursuant  to the rules of the SEC. “Networking” shall mean the NSCC’s product that allows Fund’s and Companies to exchange account  level  information  electronically.  “Settling Bank” shall mean the entity appointed by the Fund to perform such settlement  services on behalf of the Fund and agrees to abide by the NSCC’s  Rules and  Procedures  insofar  as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions  to    the Transfer Agent for Portfolio shares via the NSCC’s DCC&S platform the following shall apply to this Section:

The Transfer Agent agrees to accept purchase orders for shares of the Portfolios from the Company on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Transfer Agent or its designee of such order. For purposes of this Section, the Company shall be the designee of the Transfer Agent for the receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the Transfer Agent; provided that the Transfer Agent receives notice (via email and/or facsimile) of such order by 7:00 a.m. Eastern Time on the next following Business Day. The Company shall pay for Portfolio shares by 5:00 p.m. Eastern Time on the same Business Day it places an order to purchase Portfolio shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the Fund’s designated custodian. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates it net asset value pursuant to the rules of the SEC.

1.3                                          The Transfer Agent agrees to accept purchase orders for shares of the Portfolios at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees or Directors, as applicable, of the Fund (hereinafter the “Trustees/Directors”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees/Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio, and provided further that nothing in this Agreement shall limit the authority of the Fund, the Transfer Agent or the Underwriter to take such lawful action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of its shares.

1.4                                           The Transfer Agent agrees to redeem for cash, upon the Company’s request, any full or fractional shares of the Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Transfer Agent or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Transfer Agent for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Transfer Agent; provided the Transfer Agent receives notice of such request for redemption via the NSCC by 7:00 a.m. Eastern Time on the next following Business Day. The Transfer Agent will receive all orders to redeem Portfolio shares using the NSCC’s DCC&S platform.  The Transfer Agent will also provide the Company with account positions and activity data using the NSCC’s Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC’s Fund/SERV System. Payment shall be in federal funds transmitted by the scheduled close of federal funds transmissions by the NSCC to the Separate Account’s Settling Bank as designated by the Company, on the same Business Day the Transfer Agent receives notice of the redemption order from the Company provided that (a) the Transfer Agent receives notice by 7:00 a.m. Eastern Time on such Business Day and (b) the Transfer Agent reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus and/or statement of additional information.

If the Company is somehow prohibited from submitting redemption and settlement  instructions to the Transfer Agent for Portfolio shares via the NSCC’s  DCC&S  platform the following shall apply to this

Section:

The Transfer Agent agrees to redeem for cash, upon the Company’s request, any full or fractional shares of the Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Transfer Agent or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Transfer Agent for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Transfer Agent; provided the Transfer Agent receives notice of such request for redemption by 9:30 a.m., Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire by the scheduled close of federal funds transmissions to the Separate Account as designated by the Company, on the same Business Day the Transfer Agent receives notice of the redemption order from the Company provided that (a) the Transfer Agent receives notice by 9:30 a.m, Eastern Time on such Business Day and (b) that the Transfer Agent reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus and/or statement of additional information. If the Company opts to exercise telephone exchange and redemption privileges, the Company shall bear the risk of any loss resulting from any unauthorized telephone exchange or redemption instructions from the Company or its agents.

The Transfer Agent agrees to provide the Company or its designee, by 2:00 p.m. Eastern Time on each Business Day, the total number of Portfolio shares held by each Separate Account as of the close of the immediately preceding Business Day. Such information may be provided through website account access.

l .5                                            The Company will place separate orders to purchase or redeem shares of each Portfolio.

1.6                                           Issuance and transfer of the Fund’s shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account.

I. 7                                          The Transfer Agent or its designee shall use its best efforts to furnish notice to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares by the record date, but in no event later than 6:00 p.m. on the ex-dividend date. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio’s shares in the form of additional shares of that Portfolio. The Transfer Agent shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. Such information may be provided through website account access. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Fund.

1.8                                      The Transfer Agent or its designee shall use its best efforts to make the (i) net asset value per share of each Series and (ii) income  accrual  factors, dividend, and capital  gains  information  available to the Company on a daily  basis as soon as reasonably  practical  after the close of trading each  Business Day, but in no event  later than 6:30 p.m. Eastern  time on such  Business Day.

1.9(a)                   If the Transfer Agent provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

l.9(b)                       The determination of the materiality of any net asset value pricing error and its correction shall be based on the Fund’s policy regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Transfer Agent shall indemnify and hold harmless the Company against any amount the Company is legally required to pay Contract Owners, participants or beneficiaries that have selected a Portfolio as an investment option (“Contract owners”), and which amount is due to the Transfer Agent’s or its agents’ material miscalculation and/or incorrect reporting of or failure to report the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Transfer Agent for such losses incurred as a result of the above which shall be limited to the Company’s actual out-of-pocket costs and shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Transfer Agent or its agents result in a gain to the Company, the Company shall immediately reimburse the Fund, the applicable Portfolios or its agents for any material losses incurred by the Fund, the applicable Portfolios or its agents as a result of the incorrect calculation. Should a material miscalculation by the Transfer Agent or its agents result in a gain to Contract owners, the Company will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, the applicable Portfolio or its agents. The Company shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund, the applicable Portfolios or its agents; but the Company shall not be obligated to take legal action against Contract owners.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

1.10                               The Company shall have in place, maintain and comply with, at all times during the term of this Agreement, internal controls reasonably designed to prevent purchase and redemption orders received after the time at which the Fund values its shares on a Business Day from being aggregated with orders properly received before that time. Without limiting the foregoing, the Company shall conduct trading activities in compliance with (a) all applicable laws, rules and regulations, including with respect to activities conducted via NSCC, applicable NSCC rules and procedures, and (b) the terms pertaining to shareholder eligibility in the then-current prospectus(es) and statement(s) of additional information of the Fund, as amended or supplemented from time to time.

ARTICLE II. Services

2.1                                              The Company and/or its agents agree to provide services (“Services”) to existing owners of Contracts including, but not limited to: teleservicing support in connection with the Portfolios; facilitation of the tabulation of Contract owners’ votes in the event of a shareholder vote; maintenance of Contract records reflecting Portfolio shares purchased and redeemed and Portfolio share balances, and the conveyance of that information to the Transfer Agent, the Fund or their respective agents as may be reasonably requested; provision of support services, including providing information about the Fund and its Portfolios and answering questions concerning the Fund and its Portfolios, including questions respecting Contract owners’ interests in one or more Portfolios; provision and administration of Contract features for the benefit of Contract owners in connection with the Portfolios, which may include fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals; and provision of other services as may be agreed upon from time to time, consistent with applicable law and regulation, including promotion and marketing and/or retention of assets maintained in the Portfolios.

ARTICLE III. Representations and Warranties

3. 1.                                   The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

3.2                                          The Company represents and warrants that at all times, it shall comply with all federal and state laws, rules and regulations applicable to it by virtue of entering into this Agreement, including without limitation requirements for delivery of prospectuses. The Company shall execute and deliver to the Transfer Agent, upon the Transfer Agent’s reasonable request, any reasonable certificate prepared by the Fund or the Transfer Agent that indicates that, among other things, the Company has complied and/or will comply with: (i) all applicable requirements of laws, rules and regulations of governmental or self-regulatory authorities having jurisdiction over the Company; (ii) the terms of the Fund’s prospectus(es) and statement(s) of additional information pertaining to shareholder eligibility; and (iii) this Agreement. The Company will not sell, or offer for sale, shares of the Portfolios in any jurisdiction in which such shares have not been duly registered or qualified for sale, provided the Underwriter has provided the Company advance written notice of such jurisdictions. To the extent that the Company obtains a SSAE 16, the Company will provide a copy of such SSAE 16 to the Transfer Agent upon request. The Company agrees to promptly notify the Transfer Agent with respect to (a) the initiation and disposition of any formal disciplinary action by any agency or instrumentality having jurisdiction with respect to the subject matter hereof against the Company or any of its employees or agents; (b) the issuance of any form of deficiency notice by any such agency regarding the Company’s training, supervision or sales practices with respect to the subject matter hereof; and (c) the effectuation of any consensual order with respect thereto.

3.3                                            The Underwriter and Transfer Agent represents and warrants that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify its shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Transfer Agent.

3.4                                             The Transfer Agent represents that each Portfolio (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company promptly upon having a reasonable basis for believing that such Portfolio has ceased to so qualify or might not so qualify in the future.

3.5                                        To the extent that the Fund finances distribution expenses pursuant to Rule 12b-l under the 1940 Act, the Underwriter represents that the Funds’ Board of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Fund, have formulated and approved a plan under Rule l 2b- l to finance distribution expenses.

3.6                                        The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC.  The Underwriter further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

3.7                                        The Transfer Agent represents that the Fund is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

3.8                                         The Transfer Agent represents and warrants that all of its Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule l7g-l under the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

3.9                                          The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company,

3.10                                   The Transfer Agent represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

3.11                                    The Company represents and warrants that it has in place an anti-money laundering program (“AML program”) that does now and will continue at all times during the term of this Agreement to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. I07-56 (2001)) and the regulations issued thereunder (the “Patriot Act”). The Company hereby certifies that it has established and maintains an AML program that includes written policies, procedures and internal controls reasonably designed to identify its Contract owners and has undertaken appropriate due diligence efforts to “know its customers” in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the Patriot Act. The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury. The Company agrees to provide the Transfer Agent with such information as it may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable the Transfer Agent to fulfill its obligations under applicable law.

3.12                                The Company represents and warrants that it has reasonable policies and procedures in place to ensure that it can appropriately meet its obligations under this Agreement.

3.13                                The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Fund’s shares pursuant to this Agreement.

3.14                                The Company represents that it has adopted and will maintain its own written policies and procedures reasonably designed to discourage frequent and/or disruptive trading in Shares (including, without limitation, by rejecting specific purchase orders).  The Company will provide the Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Portfolios with the requirements of Rule 22c-l under the 1940 Act, and regulatory interpretations thereof. Additionally, the Company shall comply with the requirements of applicable federal and state securities laws. Among other things, and without limitation of the foregoing, the Company shall be responsible for reasonably assuring that: (a) only orders to purchase, redeem or exchange Portfolio shares received by the Company or any Indirect Intermediary (as defined below) prior to the Valuation Time shall be submitted directly or indirectly by the Company to the Fund or its transfer agent or other applicable agent for receipt of a price based on the net asset value per share calculated for that day in accordance with Rule 22c-l under the 1940 Act (orders to purchase, redeem or exchange Portfolio shares received by the Company subsequent to the Valuation Time on any given Business Day or on a day that is not a Business Day shall receive a price based on the applicable net asset value per share next determined by the Fund in accordance with Rule 22c-l under the 1940 Act. Notwithstanding anything in this Agreement to the contrary, the Transfer Agent and Underwriter each acknowledge that the Company does not agree to monitor or administer Fund policies for frequent trading and does not impose, collect or administer Fund redemption fees. The Company and the Transfer Agent agree to reasonably cooperate for the purpose of discouraging frequent or disruptive trading in shares of the Funds and have entered into the a “shareholder information agreement” under Rule 22c-2 attached as Exhibit 1 to this Agreement, effective as of the date of this Agreement. The Company will execute written instructions given by the Fund or Transfer Agent pursuant to such shareholder information agreement to restrict or prohibit specific purchase orders identified by the Fund or Transfer Agent as violating Fund policies as contemplated by Rule22c-2.

3.15                                   Company agrees that it has entered into, or will enter into, a selling agreement with each broker-dealer firm (“BD Firm”) servicing or distributing the Contracts requiring such BD Firm be responsible for the proper instruction, training and supervision of all sales representatives appointed by the Company in order that shares of the Portfolios will be offered in accordance with the terms and conditions of all applicable laws, rules and regulations.

3.16                                    Each party to this Agreement represents and warrants that it will: (i) promptly notify the other parties in the event that it is, for any reason, unable to perform any of its obligations under this Agreement, or it reasonably believes that it shall cease to be able to perform any of its obligations under this Agreement; and (iii) promptly notify the other parties in the event that any representation or warranty made by it becomes inaccurate, or it reasonably believes that any such representation or warranty shall cease to be accurate in the future.

ARTICLE IV. Records

4.1                                          Each party shall maintain and preserve all records as are required by law, rule or regulation to be maintained and preserved in connection with providing the Services hereunder and in making Portfolio shares available to the Accounts.  Upon the reasonable request of the Transfer Agent, the Company shall provide copies of all the historical records relating to transactions between the Fund and the Accounts, written communication regarding the Fund to or from the Contract owners and other materials, in each case (i) as are maintained by the Company in the ordinary course of its business and in compliance with applicable law or regulation; and (ii) as may reasonably be requested to enable the Transfer Agent or its representatives, including, without limitation, the Funds’ auditors or legal counsel, to (a) monitor and review the Services provided by the Company hereunder, (b) comply with any request of a governmental body or self-regulatory organization or a Contract owner, (c) verify compliance by the Company with the terms of this Agreement, or (d) make required regulatory reports.  The Company agrees that it will permit the Transfer Agent and/or such representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services provided by it hereunder. Upon reasonable request of the Company, the Transfer Agent shall provide copies of all the historical records relating to transactions in the Accounts, written communications regarding the Accounts and other materials, in each case (i) as are maintained by the Transfer Agent or the Underwriter in the ordinary course of its business and in compliance with applicable law or regulation; and (ii) as may reasonably be requested to enable the Company or its representatives, including, without limitation, its auditors or legal counsel, to (a) comply with any request of a governmental body, self-regulatory organization, or Contract owner, (b) verify compliance by the Transfer Agent with the terms of this Agreement, or (c) make required regulatory reports. The parties agree to cooperate in good faith in providing records to one another pursuant to this Article IV.

ARTICLE V. Prospectuses; Reports and Proxy Statements; Voting

5.1                                            The Transfer Agent or its designee shall provide the Company at no charge with as  many printed copies of the Fund’s current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund’s current prospectus and statement of additional information, the Transfer Agent or its designee shall provide camera-ready film, computer diskettes, e-mail transmissions or PDF files containing the Fund’s prospectus and statement of additional information (“SAI”), and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund’s prospectus printed together in one document or separately. The Company shall deliver, or cause to be delivered, such documents to Contract owners in accordance with applicable laws and regulations. The Company may elect to print the Fund’s prospectus and/or its statement of additional information in combination with other fund companies’ prospectuses and statements of additional information.

5.2(a)                               The Transfer Agent or its designee shall provide the Company at no charge with copies of the Fund’s proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Company shall deliver, or cause to be delivered, such documents to Contract owners in accordance with applicable laws and regulations.

5.2(b)                                The Transfer Agent or the Fund shall pay for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to Contract owners and prospective Contract owners.  The Transfer Agent or the Fund shall pay for all costs for typesetting, printing and distributing proxy materials.

5.3.   The Fund’s statement of additional information shall be obtainable by Contract owners from the Fund, the Transfer Agent, the Underwriter, the Company or such other person as the Fund may designate.

5.4                                          If and to the extent required by law or regulation the Company shall distribute all proxy material furnished by the Transfer Agent or its designee to Contract owners to whom voting privileges are required to be extended and shall:

A.                           solicit voting instructions from Contract owners;

B.                           vote the Fund shares held in the Separate Account in accordance with instructions received from Contract owners; and

C.                           so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company’s Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company’s agreements with such Contract owners.

5.5                                           The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders.

ARTICLE VI.  Sales Material and Information

6.1                                           The Company shall furnish, or shall cause to be furnished,  to the Fund, the Underwriter or their designee, each  piece of sales literature or other promotional  material  prepared  by the Company, any affiliate of the Company or any person contracting with the Company  in which the Fund (or a  Portfolio thereof), the Transfer  Agent or the Underwriter  is described, at  least ten  Business Days prior to its use. No such literature or material shall be  used without prior approval  from the Fund, the Underwriter or their designee, however, the failure to object in writing within ten Business days will be deemed  approval, provided that the Underwriter confirms that it or its designee received such materials. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved  materials. The Company shall be responsible for any required regulatory filings of sales  literature or promotional material it produces. The Underwriter or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Portfolio thereof) or the Underwriter is named, and no such material shall be used if the Underwriter or its designee so objects.

6.2                                         Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Underwriter or its designee, except with the permission of the Fund or its designee. Without limiting the foregoing, listing the Fund or any Portfolio in a list of available investment options under the Contracts, without more, shall not be subject to the requirements of this Section 6.2.

6.3                                          The Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each  piece of sales literature or other  promotional material  in which the Company or any Separate Account is named, at least ten Business Days prior to its use. No such literature or material  shall be used without prior approval from the Company or its designee, however, the failure to object in writing within ten Business Days will be deemed approval, provided that the Underwriter or its designee confirms that the Company or its designee received such materials. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials. The Underwriter   or its designee shall be responsible for any required regulatory filings of sales literature or promotional material it produces.  The Company  reserves the right to reasonably  object to the continued  use of any such sales literature or other promotional material in which the Company or a Separate Account is named, and no such material shall be used if the Company or its designee so objects. Without limiting the foregoing, listing the Company or a Separate Account as a principal shareholder of a Portfolio in the Fund’s SAI, without more, shall not  be subject to the  requirements of this Section 6.3.

6.4                                          Neither the Fund nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved  by the Company for  distribution to Contract  owners or participants, or in sales literature or other promotional material approved  by the Company, except with the permission  of the Company.

6.5                                          The Transfer Agent will provide to the Company upon request at  least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document  with the SEC or other regulatory authorities.

6.6.                                       The Company will  provide to the Transfer Agent or its designee at least one complete copy of all prospectuses, statements of additional information,  reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

6.7                                          For purposes of this Article VI, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published,  or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion  pictures, Internet, or other public  media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

6.8                                           The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Fund and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Fund and/or Virtus Investment Partners, Inc. Except as provided in Section 6.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Fund or the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

6.9                                            The Transfer Agent and Underwriter agree and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in Section 6.3, the Transfer Agent and Underwriter shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Fund, Transfer Agent and Underwriter shall cease all use of any such names or marks.

ARTICLE VII. Fees and Expenses

7. l                                               The Fund or the Transfer Agent, as applicable, shall pay or cause to be paid, the fees and expenses provided for in the attached Schedule B for the Services provided by the Company hereunder. Such fees shall not include the fees paid by the Underwriter for any marketing and sales services performed by the Company hereunder, which will be paid as described in the Fund’s registration statement as it may be amended from time to time. The fees payable to the Company by the Underwriter as of the date of this Agreement are set forth in Schedule C, although the Company understands and agrees that such fees are subject to change from time to time without prior notice. Except as otherwise expressly provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations under this Agreement. Without limiting the foregoing, expenses assigned to “Transfer Agent” in this Agreement may be paid by the Underwriter, the Transfer Agent, the Fund or another affiliate of the Transfer Agent, in the Transfer Agent’s sole discretion.

ARTICLE VIII. Indemnification

8.1                     Indemnification By The Company

(a)                                     The Company agrees to indemnify and hold harmless the Fund, the Transfer Agent and the Underwriter and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls or is under common control with the Fund, the Transfer Agent or the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such  losses, claims, damages,  liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)                                          arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional  material  for the Contracts (or any  amendment  or supplement  to any  of the foregoing),  or arise out of or are based upon the  omission or the alleged  omission to state therein  a material fact required to be stated therein or necessary to make the statements therein not misleading;  provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Fund to the Company on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection  with the sale of the Contracts or Fund shares; or

(ii)                                       arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Underwriter or the Transfer Agent); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)                                    arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Transfer Agent or the Underwriter  by the Company or persons under  its control; or

(iv)                                   arise out of or result from information or instructions provided by the Company or its designee to the Transfer Agent or its designee or the Underwriter concerning any purchase, redemption, exchange or other transaction in shares of any Fund that the Transfer Agent or its designee or the Underwriter reasonably believes to be valid;

(v)                                      arise as a result of any material failure by the Company to provide the services and furnish the materials in compliance with the terms of this Agreement; or

(vi)                                   arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 8.1(b) and 8.4 hereof.

(b)                                No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c)                                 In accordance with Section 8.4 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2                               Indemnification By the Underwriter

(a)                               The Underwriter agrees, with respect to each Portfolio that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is under common control with the Company within the meaning of section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages,  liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Portfolios that it distributes or the Contracts and:

(i)                                         arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund, the Transfer Agent or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

(ii)                                       arise out of or as a result of (a) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Transfer Agent or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or the Transfer Agent or the Underwriter or persons under the control of the Fund or the Transfer Agent or the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)                                    arise out of any  untrue statement or alleged  untrue statement  of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement  thereto), or the omission or alleged omission to state therein a material fact required to be stated  therein  or necessary  to make the statement or statements  therein  not  misleading,  if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or the Transfer Agent or the Underwriter or persons under the control of the Fund or the Transfer Agent or the Underwriter, respectively; or

(iv)                                   arise as a result of any material failure by the Underwriter to provide the services and furnish the materials in compliance with the terms of this Agreement; or

(v)                                       arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; except to the extent provided in Sections 8.2(b) and 8.4 hereof.

(b)                    No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c)                                      In accordance with Section 8.4 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

8.3                               Indemnification by the Transfer Agent

(a)                                 The Transfer Agent agrees, with respect to each Portfolio for which it serves as the transfer agent, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is under common control with the Company within the meaning of section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Transfer Agent) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Portfolios or the Contracts and:

(i)                                            arise as a result of any material failure by the Transfer Agent to provide the services and furnish the materials in compliance with the terms of this Agreement; or

(ii)                                         arise out of or result from any material breach of any representation and/or warranty made by the Transfer Agent in this Agreement or arise out of or result from any other material breach of this Agreement by the Transfer Agent; except to the extent provided in Sections 8.3(b) and 8.4 hereof.

(b)                     No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c)                                        In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Transfer Agent of the commencement of any litigation or  proceedings against them  in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

8.4.                            Indemnification Procedure

(a)                                 Any person obligated to provide indemnification under this Article VIII (“Indemnifying Party” for the purpose of this Section 8.4) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII (“Indemnified Party” for the purpose of this Section 8.4) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

(i)                                      the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

(ii)                                   the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties entitled to indemnification pursuant to Article VIII of this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. Further, the parties hereto acknowledge and agree that the Fund, along with any other non-party indemnitees listed in Article VIII, are intended third party beneficiaries of this Agreement and may enforce their rights hereunder even though they are not parties to this Agreement. The indemnification provisions and their related terms contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX.   Applicable Law

9. l                                              To the extent that state law is not preempted by the laws of the United States and regulations promulgated thereunder, this Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

9.2                                             This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

9.3                                             The Rules & Procedures Manual of the NSCC, as amended from time to time (the “Procedures”), are hereby made a part of this Agreement as if fully set forth herein and shall be a part of each trade cleared by or on behalf of the Company on behalf of or at the request of the Transfer Agent. The Procedures applicable to the transmission of information and instructions, and the settlement of transactions, shall be followed in all instances unless the NSCC is unavailable for whatever reason.

ARTICLE X. Term & Termination

10.1 (a)                                                      This Agreement may be terminated by the Transfer Agent or the Underwriter at any time as to any Fund or any Portfolio, without payment of any penalty, on 60 days’ written notice to the Company.

10.1           (b)This Agreement may be terminated  by the Company with respect to the Transfer Agent or the Underwriter or any Fund or any Portfolio at any time, without payment of any  penalty,  upon 60 days’ written  notice to the Transfer Agent and  the  Underwriter.

10.1 (c) This Agreement may be terminated at any time without payment of any penalty by any party to the Agreement for cause, effective upon the date of sending notice to the other party. Cause for such termination may include a material violation by the other party of the Agreement; commencement of bankruptcy, liquidation, or similar proceedings respecting the other party; or institution of formal proceedings against the other party by the Financial Industry Regulatory Authority, the SEC, the Department of Labor, the Internal Revenue Service, or any other governmental or regulatory body with respect to the other party or, in the case of termination by the Company, the investment adviser or distributor of the Funds, provided that the terminating party has a reasonable belief that the institution of formal proceedings will have a material adverse impact on the terminating party or a material adverse impact on the ability of the party subject to the proceeding to meet its obligations under this Agreement. Either party’s failure to terminate for any cause shall not constitute a waiver of such party’s right to terminate at a later date for any such cause.

10.2                            Effect of Termination

(a)                                         Notwithstanding any termination of this Agreement and subject to Section 1 .2 of this Agreement, the Company may require the Transfer Agent and the Underwriter to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body.

(b)                                              Fund and/or Transfer Agent and/or Underwriter shall remain obligated to pay Company the fee in effect as of the date of termination for so long as shares are held by the Accounts and Company continues to provide services to the Accounts. Such fee shall apply to shares purchased both prior to and subsequent to the date of termination. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

(c)                                       In the event of the insolvency or liquidation of the Company, fees shall continue to be payable directly to the Company or its liquidator, receiver, conservator or statutory successor, without diminution and reasonable provision for verification by the Company or its liquidator, receiver, conservator or statutory successor, provided that the Company continues to provide services to the Accounts and otherwise comply with the terms of this Agreement.

ARTICLE XI. Notices

11.1                                    (a)                        Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

If to the Company:

Massachusetts Mutual Life Insurance Company

As Administrator for Hartford Life Insurance Company
100 Bright Meadow Blvd. Enfield, Connecticut 06082
Attention: RS Fund Operations, MIP M200-INVST
Telephone: (860) 562-2470

Facsimile: (860) 562-2283

with a copy to:

Law Department, Retirement Services
Massachusetts Mutual Life Insurance Company
100 Bright Meadow Blvd.

Enfield, Connecticut 06082

If to the Transfer Agent:

101 Munson Street, Suite 104
Greenfield, MA 01301

Facsimile: (413) 774-1714
Attention:  [Redacted]

with a copy to:

Virtus Investment Partners
I00 Pearl Street

Hartford, CT 06103

Facsimile: (860) 241-100S
Attention: General Counsel

If to the Underwriter:

VP Distributors, LLC
100 Pearl Street

Hartford, CT 06l03

Facsimile: (860) 241-1028
Attention: Chief Compliance Officer

with a copy to:

Virtus Investment Partners
l 00 Pearl Street

Hartford, CT 06103

Facsimile: (860) 241-1005
Attention: General Counsel

ARTICLE XII. Miscellaneous

12.1                                  Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal information if prohibited by applicable federal or state law or regulation, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law l06-102). “Personal Information” means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. Without limiting the foregoing, each party agrees that to the extent that it has access to Personal Information about any residents of the Commonwealth of Massachusetts in connection with this Agreement, such party shall develop, implement, maintain and monitor a comprehensive, written information security program applicable to any records containing such personal information in compliance with 201 CMR 17.00 et seq. Each party further agrees to provide the other parties such certifications with respect to such information security program as reasonably requested from time to time. This provision shall not apply to information (except for Personal Information) in a party’s possession that has been lawfully obtained from other sources or independently developed by such party without reference to or reliance on information obtained from any other party hereto. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

12.2                                     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3                                     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.4                                 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.5                                 This Agreement shall not be assigned by either party hereto without the prior written consent of both parties. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

12.6                                 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA, and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.7                                  Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

12.8                                   The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Fund.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY		VIRTUS FUND SERVICES, LLC
By Massachusetts Mutual Life Insurance Company
Its Administrator

By:	[Redacted]	By:	[Redacted]

Name:	[Redacted]	Name:	[Redacted]

Title:	Senior Vice President	Title:	VP, Mutual Fund Services

VP DISTRIBUTORS, LLC

By:	[Redacted]

Name:	[Redacted]

Title:	VP, Mutual Fund Services

SCHEDULE A

SEPARATE ACCOUNTS

Name of Separate Account

Each Separate Account established by Resolution by the Board of Directors under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the contracts.

PORTFOLIOS

The “Fund” referenced in this Agreement shall be all registered open-end investment companies for with the Transfer Agent serves as the transfer agent, and the “Portfolios” shall be all series of such Funds except those series that are municipal bond funds. Additionally, the “Portfolios” will include any new series of the Fund created subsequent to the date hereof except those series that are municipal bond funds.

The share classes referenced in this Agreement shall be all classes of all Portfolios except classes C & C1 of any Portfolio. Additionally, a permitted share class of a Portfolio will include any share class created subsequent to the date hereof except classes C & C1 of any Portfolio.

SCHEDULE B

In consideration of the Services provided by the Company, the Transfer Agent agrees to pay, or cause the Fund to pay, the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each month.

The “Fees” referenced in this Agreement with respect to the Services shall be 20 basis points for all Class A, Class I and Class T shares of the Portfolios.  The Fee payable each month with respect to a Fund shall be an amount equal to the average daily net assets invested in such Fund during the  month multiplied by the applicable per annum rate described above multiplied by a fraction the numerator of which is the number of days in the month and the denominator of which is the number of days in the year.

No fees will be payable under this Agreement for services provided to the shareholders of Class R6 and/or Class IS.

SCHEDULE C

All fees are load-waived and finder’s fees are not applicable.

Class A Shares

12b-l Fees: 0.20% - Virtus Seix U.S. Mortgage and Virtus Seix Short-Term Bond Funds Only- For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VP Distributors, LLC (“VPD”) or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.20% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Schedule C for Terms and Conditions for Service and Distribution Fees.

12b-1 Fees: 0.25% -All other Class A Funds- For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Schedule C for Terms and Conditions for Service and Distribution Fees.

Class I Shares

There is no dealer compensation payable on Class I shares, and they do not pay any I 2b-l distribution or service fees.

Class IS Shares

IS shares are available to qualified retirement plan, bank or trust company, insurance co, registered investment company or non-qualified deferred compensation plan through your financial institution or financial intermediary. No compensation, administrative payments, sub-transfer agency payments or service payments are paid to dealers or other entities from Fund assets or VPD’s or an affiliate’s resources on sales of or investments in Class IS Shares. Class IS Shares do not carry sales commissions or pay Rule 12b-l fees, or make payments to dealers or other entities to assist in, or in connection with, the sale of the Fund’s shares.

Class R Shares

Service Fees: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class R shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

Distribution Fee: 0.25% VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class R shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

Class R6 Shares

R6 Shares are available only to certain employer-sponsored retirement plans, including Section 40 I (k), 403(b) and 457, profit-sharing, money purchase pension and defined benefit plans and non-qualified deferred compensation plans, in each case provided that plan level or omnibus accounts are held on the books of the fund. No compensation, administrative payments, sub-transfer agency payments or service payments are paid to dealers or other entities from fund assets or VPD’s or an affiliate’s resources on sales of or investments in Class R6 Shares. Class R6 Shares do not carry sales commissions or pay Rule 12b-l  fees, or make payments to dealers or other entities to assist in, or in connection with, the sale of the fund’s shares.

Class T Shares **

Class T shares will be available if/when they are opened by the Fund and will be available only through financial intermediaries.

l2b-l Fees: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering c01Tespondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of0.25% annually, based on the average daily net asset value of Class T shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated.  Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

** Effective upon inception of this share class

Terms and Conditions for Service and Distribution Fees -All Share Classes

Applicable Service and Distribution Fees are paid pursuant to one or more distribution and/or service plans (“Plan”) adopted by certain of the Funds. Payment of these fees will automatically terminate in the event such Plan terminates or is not continued or in the event that this Agreement terminates, is assigned or ceases to remain in effect. VP Distributors shall be under no obligation to pay any fees hereunder to the extent such fees have not been paid to VP Distributors by the applicable Fund(s). In addition, these fees may be terminated at any time, without the payment of an penalty, by vote of a majority of the members of the Funds’ Board of Trustees who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of any Fund or Funds on not more than sixty days’ written notice to any other party to the Agreement.

EXHIBIT 1

Rule 22c-2 Shareholder Information Agreement

This Agreement is entered into as of 10/12, 2017 by and between (i) Hartford Life Insurance Company (“we” or “us”) and (ii) Virtus  Fund  Services,  LLC (“you”)  in your capacity  as the transfer  agent of the Virtus Mutual  Funds (each  a “Fund” and together the  “Funds”).

WHEREAS, Rule 22c-2 under the Investment Company Act of l940, as amended, requires mutual funds to enter into “shareholder information agreements” with financial intermediaries that hold fund shares on behalf of other investors in “omnibus accounts” and submit orders to purchase or redeem fund shares on behalf of such investors directly to the fund, its transfer agent or principal underwriter; and

WHEREAS, shares of one or more of the Funds are purchased and redeemed on an omnibus basis directly by our Accounts (as defined below) in connection with for one or more Contracts (as defined below).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained below, the parties hereby agree as follows:

1.                                      Definitions. As used in this Agreement, the following terms have the following meanings, unless a different meaning is clearly required by the context:

(a)                                   “Account” means an insurance company separate account sponsored or administered  by us.

(b)                                   “Business Day” means any day that the New York Stock Exchange is open for trading.

(c)                                    “Confidential Information” includes, but is not limited to: (i) “Nonpublic Personal Information” as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time, (ii) “Protected Health Information” as such term is defined in the Health Insurance Portability and Accountability Act of 1996, or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented  from time to time; and (iii) “Shareholder Information” as such term is defined below.

(d)                                   “Contract” means a variable annuity contract, variable life insurance policy or variable funding agreement issued through an Account.

(e)                                    “Fund Policies” means policies established by the Fund and communicated to us in writing for the purpose of eliminating or reducing potentially harmful market timing or frequent trading in shares of the Fund as described in the Fund’s prospectus or statement of additional information as amended from time to time. This term “Fund” does not include any “excepted funds” as defined in Rule 22c-2(b), 17 C.F.R. 270.22c-2(b).

(t)                                      “Indirect Intermediary” means a “financial intermediary” as defined by Rule 22c- 2(c)(5)(iii)(excluding any exempted financial intermediary pursuant to Rule 22c-2(c)(l)(iv)) that transmits purchase and redemption orders directly to us on behalf of Shareholders with respect to a Contract invested in a Fund through an Account.

(g)                                    “Shareholder” means (I) the holder of interests in a Contract or (2) a participant in an employee benefit plan with a beneficial interest in a Contract.

(h)                                    “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder (or a Shareholder’s investment professional) that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i)  automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract to a Fund as a result of “dollar cost averaging” programs, asset allocation programs and automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) a step-up (or comparable benefit) in Contract value (or comparable benefit base) pursuant to a Contract death benefit or guaranteed minimum withdrawal benefit; or (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, or retirement plan salary reduction contributions, or planned premium payments to the Contract.

(i)                                       “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder (or a Shareholder’s investment professional) that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of the payment of a death benefit from a Contract.

(j)                                        “Written” means any communication other than an oral communication transmitted in paper, electronically or by facsimile.

2.                                           Agreement to Provide Requested Shareholder Information. Effective as of the date of this Agreement, we agree to use our best efforts to provide the following information to you solely for the purpose of facilitating your compliance with Rule 22c-2. Nothing herein, nor any action by us, shall be construed as, or infer that we have undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies. We agree to provide to you, upon prior written request, the following information that is on our books and records (collectively, “Shareholder Information”) for all Shareholders that engaged in any purchase, redemption, transfer or exchange transactions in the Fund shares through an Account during the period covered by the request, if known:

(a)                                      the taxpayer identification number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”) or other government issued identifier (“GII”);

(b)                                      the individual Contract number or participant account number associated with the Shareholder;

(c)                                       the name or other identifier of any investment professional(s) associated with the Shareholder(s) or account;

(d)                                      the amount and date(s) and transaction type (purchase, redemption, transfer, or exchange);and

(e)                                       any other data mutually agreed upon in writing.

Unless otherwise specifically requested by you, this Paragraph 2 shall be understood to require us to provide only Shareholder Information relating to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated  Transfer Redemptions.

All requests must contain the relevant fund account number, CUSIP, trade amount and date. Requests must be made to us directly via e-mail at:

RSFundOps22c2Requests@massmutual.com

or such other address we may communicate to you in writing from time to time.

3.                                          Period Covered by Request and Frequency of Requests. Requests to provide Shareholder Information shall set forth the specific period for which it is sought. Normally such period shall not begin more than six months prior to the date of the request for information. You may request transaction information older than 180 days from the date of the request as you deem  necessary  to  investigate compliance  with policies established  or utilized  by you or the  Fund for the purpose of eliminating or reducing any dilution  of the value of the outstanding shares issued  by a Portfolio.  If requested  by you, we will provide the information specified in this Section 3 for each trading day. You will not request information more often than once in any twelve-month period except for good cause. For purposes of this Agreement, good cause will exist where you have a  reasonable  belief that Shareholder transactions submitted to the Fund indicate potential market timing or  excessive trading  activity or other violation of Fund Policies.

4.                                          Form and Timing of Response; Procedures Regarding Indirect Intermediaries.  (a) We agree to provide the requested Shareholder  Information that  is on our books  and records to you  promptly, but in any event not later than 10 Business Days after receipt of a good order request given  in accordance with Paragraph 2 above,  which shall contain  the fund account  number, CUSIP,  trade amount and date. If you so request, we agree to  use best efforts to  promptly  determine  whether any specific  person, identified by you from the requested Shareholder Information, is itself an Indirect Intermediary. Upon your further request, which must be given  in accordance  with  Paragraph  2 above,  we agree to use best efforts either to: (i) provide (or arrange to have provided) the requested Shareholder Information from the Indirect , Intermediary; or (ii) if the Indirect Intermediary refuses to provide the requested  Shareholder  Information and you so direct us in writing, restrict or prohibit further purchases of Fund shares by such Indirect Intermediary  through  the Account. We agree to inform you  whether we plan  to perform (i)  or (ii).

(b)                 Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c)                To the extent reasonably practicable, the format for any Shareholder Information  provided  to you  will be consistent  with  the NSCC Standardized  Data Reporting Format.

5.                                          Limitation on Use of Information. You agree that you shall not use the information received pursuant to this Agreement, including any Confidential Information, for any purpose other than to comply with Rule 22c-2. You and your affiliates shall observe applicable state and federal privacy laws, rules and regulations with respect to Confidential Information. You shall safeguard all Confidential Information and promptly notify us of any voluntary or involuntary dissemination thereof. Neither you nor any of your affiliates or subsidiaries may use any information provided pursuant to this Agreement for marketing or solicitation purposes.

6.                                             Agreement to Restrict Trading. We agree to execute clear and unequivocal written instructions from you given on behalf of the Fund to restrict or prohibit further purchases of Fund shares by a Shareholder that has been identified by you as having engaged in transactions of the Fund’s shares (directly or indirectly through an Account) that violate Fund Policies. Unless you specifically direct us otherwise, such restrictions and prohibitions shall apply only to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions. We will execute such restrictions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund’s shares occurred. We will not impose any restriction, and nothing in this Agreement shall require that we impose any restriction, on a Shareholder based on any transactions other than transactions in the Fund’s shares through an Account. Instructions must be received by us via email at the following address:  RSFundOps22c2Requests@massmutual.com, or such other address that we may communicate to you in writing from time to time. Other correspondence may be sent to us at the following address, or such other address that we may communicate to you in writing from time to time:

Massachusetts Mutual Life Insurance Company
1295 State Street, MIP M200-INVST
Springfield, MA 01111

7.                                            Form of Instructions. Instructions given in accordance with Paragraph 6 shall be given to us via e-mail in a mutually agreed upon file format. The instructions in the file must include:

(a)                                      the fund account number;

(b)                                       the Shareholder’s TIN, ITIN or GII, if known;

(c)                                       the specific individual Contract owner number or participant account number (if known) associated with the Shareholder;

(d)                                      the specific restriction(s) to be executed with respect to such Shareholder, including how long such restriction(s) are to remain in place; and

(e)                                       a brief written statement that may be provided to the Shareholder, explaining how the Shareholder’s transfer activity violated Fund Policies.

If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

8.                                           Timing of Response. We agree to use reasonable efforts to execute instructions given in accordance with Paragraphs 6 and 7 promptly, but in any event not later than IO Business Days after receipt of such instructions. We will provide written confirmation to you or your designee as soon as reasonably practicable that instructions have been executed.

9.                                           Construction of  the Agreement; Fund Participation Agreements. The parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the Accounts in connection with the Contracts. This Agreement supplements those Fund Participation Agreements. To the extent the terms of this Agreement conflict with the terms of a Fund Participation Agreement, the terms of this Agreement shall control.

10.                                        Termination. This Agreement will terminate upon the termination of the Fund Participation Agreements.

11.                                        Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

12.                                       Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

13.                                       Counterparts. This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

HARTFORD LIFE INSURANCE COMPANY
By Massachusetts Mutual Life Insurance Company,
Its Administration

By:	[Redacted]
Name:	[Redacted]
Title:	Senior Vice President

VIRTUS FUND SERVICES, LLC

By:	[Redacted]
Name:	[Redacted]
Title:	VP, Mutual Fund Services

Address for communications:

Virtus Fund Services, LLC

l 0l Munson Street, Suite 104
Greenfield, MA 01301
Attention: [Redacted]

With a copy to:

Virtus Investment Partners
100 Pearl Street

Hartford, CT 06103
Attention: Counsel

Amendment One to Retail Fund Participation Agreement

This Amendment One to Retail Fund Participation Agreement, dated October 12, 2017 (the “Agreement’) is made and entered into as of the 17th day of April, 2018 between Hartford Life Insurance Company (“Company”) acting through its Administrator and attorney-”in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”), Virtus Fund Services, LLC, a Delaware limited liability company (“Transfer Agent”), and VP Distributors, LLC, a Delaware limited liability company (“Underwriter”).

WHEREAS, the parties desire to amend the Agreement to update the payment instruction information in Schedule B and Schedule C to the Agreement;

NOW, THEREFORE, the parties agree as follows:

1.                                    Schedule B and Schedule C are each hereby deleted in their entirety and replaced by the attached Schedule B and Schedule C.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY		VIRTUS FUND SERVICES, LLC
By Massachusetts Mutual Life Insurance Company, Its Administrator

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Senior Vice President	Title:	VP, Mutual Fund Services
Date:	4/17/18	Date:	4/10/18

VP DISTRIBUTORS, LLC

		By:	[Redacted]
		Name:	[Redacted]
		Title:	VP, Mutual Fund Services
		Date:	4/10/18

1

SCHEDULE B

In consideration of the Services provided by the Company, the Transfer Agent agrees to pay, or cause the Fund to pay, the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each quarter.

The ‘‘Fees” referenced in this Agreement with respect to the Services shall be 20 basis points for all Class A, Class I and Class T shares of the Portfolios. The Fee payable each quarter with respect to a Fund shall be an amount equal to the average daily net assets invested in such Fund during the quarter multiplied by the applicable per annum rate described above multiplied by a fraction the numerator of which is the number of days in the quarter and the denominator of which is the number of days in the year. The service fees will be payable to the Company in accordance with the following instructions .

check payment instructions:
Hartford Life Insurance Company
Attn: NP4-TR3

690 Asylum Ave.

Hartford, CT 06155

ACH instructions:

Bank Of America

Acct Name: Ha1tford Life Insurance Company
ABA # [Redacted]

Acct# [Redacted]

Wiring instructions:

Bank of America

Acct# Hartford Life Insurance Company

ABA# [Redacted]

Acct# [Redacted]

No fees will be payable under this Agreement for services provided to the shareholders of Class R6.

2

SCHEDULE C

All fees are load-waived and finder’s fees are not applicable.

Class A Shares

12b-l Fees: 0.20% - Virtus Seix U.S. Mortgage and Virtus Seix Short-Term Bond Funds Only - For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VP Distributors, LLC (“VPD”) or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.20% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Schedule C for Terms and Conditions for Service and Distribution Fees.

12b-1Fees: 0.25% - All other Class A Funds- For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Schedule C for Terms and Conditions for Service and Distribution Fees.

Class I Shares

There is no dealer compensation payable on Class I shares, and they do not pay any l 2b-l distribution or service fees.

Class R Shares

Service Fees: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class R shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of$50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

Distribution Fee: 0.25% VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class R shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

3

Class R6 Shares

R6 Shares are available only to certain employer-sponsored retirement plans, including Section 40l(k), 403(b) and 457, profit-sharing, money purchase pension and defined benefit plans and non-qualified deferred compensation plans, in each case provided that plan level or omnibus accounts are held on the books of the fund . Other institutional investors may be permitted to purchase Class R6 Shares subject to the fund’s determination of eligibility and may be subject to a $2,500,000 minimum initial investment requirement. No compensation, administrative payments, sub-transfer agency payments or service payments are paid to dealers or other entities from fund assets or VPD’s or an affiliate’s resources on sales of or investments in Class R6 Shares. Class R6 Shares do not carry sales commissions or pay Rule 12b-l fees, or make payments to dealers or other entities to assist in, or in connection with, the sale of the fund’s shares.

Class T Shares **

Class T shares will be available if/when they are opened by the Fund and will be available only through financial intermediaries.

12b-l Fees: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of0.25% annually, based on the average daily net asset value of Class T shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

** Effective upon inception of this share class

Terms and Conditions for Service and Distributio11 Fees - AU Share Classes

Applicable Service and Distribution Fees are paid pursuant to one or more distribution and/or service plans (“Plan”) adopted by ce11ain of the Funds. Payment of these fees will automatically terminate in the event such Plan terminates or is not continued or in the event that this Agreement terminates, is assigned or ceases to remain in effect. VP Distributors shall be under no obligation to pay any fees hereunder to the extent such fees have not been paid to VP Distributors by the applicable Fund(s). In addition, these fees may be terminated at any time, without the payment of an penalty, by vote of a majority of the members of the Funds’ Board of Trustees who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of any Fund or Funds on not more than sixty days’ written notice to any other party to the Agreement.

The Fees payable under this Schedule C each quarter with respect to a Fund shall be an amount equal to the average daily net assets invested in such Fund during the quarter multiplied by the applicable per annum rate described above multiplied by a fraction the numerator of which is the number of days in the quarter and the denominator of which is the number of days in the year. Such Fees will be payable to Hartford Securities Distribution Company, Inc. (“HSD”) in accordance with the instructions listed below.

The parties hereto agree that for any period during which HSD is listed on the Funds’ records as the broker-dealer for the Separate Accounts, the Fees payable under the terms of this Agreement to the Company by the Underwriter (and not by the Fund or the Transfer Agent) shall be paid to HSD, and such payment shall satisfy the obligation of the Underwriter to pay such fees to the Company. The parties further agree that because HSD is not a party to this agreement or any other agreement with the Underwriter governing its activities and the payment of fees to it hereunder, HSD shall be considered an agent of the Company under the terms of this Agreement, and the Company shall be responsible hereunder for HSD’s actions on its behalf.

4

check payment instructions:

Hartford Securities Distribution Company
Attn: NP4-TR3

690 Asylum Ave.

Hartford, CT 06155

ACH instructions:

Bank Of America

Acct Name: Hartford Securities Distribution Company
ABA # [Redacted]

Acct# [Redacted]

Wiring instructions;

Bank of America

Acct Name: Hartford Securities Distribution Company

ABA# [Redacted]

Acct# [Redacted]

5